Exhibit 10.15.1

                     AMENDMENT NO. 1 TO EMPLOYMENT CONTRACT

     Agreed, as of the 3rd day of August 2004, between the Federal Agricultural Mortgage Corporation (FAMC) and Michael P. Morris (you), that the existing employment contract between the parties hereto, dated as of October 31, 2003 (the Agreement), be and hereby is amended as follows:

     Sections 1, 3 (a) and 7 (a) (3) of the Agreement are replaced in their entirety with the following new sections:

     1. Term. The Term of this Agreement shall continue until June 1, 2006 or any earlier effective date of termination pursuant to Paragraph 7 hereof (the "Term").

     3 (a). Base Salary. As of June 1, 2004, you will be paid a base salary (the Base Salary) during the Term of Two Hundred Thousand Dollars ($200,000) per year, payable in arrears on a bi-weekly basis.

     7 (a) (3). Farmer Mac may terminate your employment without "cause" at any time. Such termination shall become effective on June 1, 2006.

     As amended hereby, the Agreement remains in full force and effect.


Federal Agricultural Mortgage Corporation            Employee



By:    /s/ Henry D. Edelman                     /s/ Michael P. Morris
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          President